Exhibit 99.1

Inuvo, Inc. subsidiary and Google Renew Advertising Relationship Through New Two-Year Agreement

Inuvo, Inc. (NYSE MKT: INUV) (the "Company" or "Inuvo"), an Internet marketing and technology company that develops consumer applications that make using the Internet easier and delivers targeted advertisements onto websites owned by partners and the Company, today announced that its wholly-owned subsidiary Vertro, Inc. renewed its advertising relationship with Google.    Vertro, Inc., entered into a new Google Services Agreement, effective as of February 1, 2013.

“Google has been and continues to be an important partner of ours.  Continued monetization of our ALOT properties is a key priority for Inuvo and we believe the new contract will support our long-term strategic plans,” said Richard Howe, Chairman and CEO of Inuvo.

About Inuvo, Inc.
Inuvo®, Inc. (NYSE MKT: INUV), Internet marketing and technology company that develops consumer applications that make using the Internet easier and delivers targeted advertisements onto websites owned by partners and the company. To learn more about Inuvo, please visit www.inuvo.com.

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of the Company's future Adjusted EBITDA, growth rate, and user base. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to: the strategy, markets, synergies, costs, efficiencies, and other anticipated financial impacts of the proposed transaction; the combined company's plans, objectives, expectations, intentions with respect to future operations, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional key risks are described in the filings made by Inuvo with the U.S. Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2011 and most recent Form 10-Q.

Contact

Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com

Investor Relations
Alliance Advisors, LLC.
Thomas Walsh, 212-398-3486
twalsh@allianceadvisors.net